UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 8, 2014

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.            Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 8, 2014, BPZ Resources, Inc., (“the Company”) received notice from the New York Stock Exchange (“NYSE”’) that the Company is not in compliance with the NYSE’s continued listing requirements. Specifically, Section 802.01C of the NYSE Listed Company Manual requires NYSE listed companies to maintain a minimum average closing stock price of $1.00 per share over 30 consecutive trading days.

The NYSE has informed the Company that it has until June 8, 2015 (the “Compliance Date”) to bring its average share price back above $1.00. Under the NYSE rules, the Company's common stock will continue to be listed on the NYSE at least until the Compliance Date, subject to the Company's compliance with other standard NYSE continued listing requirements. The Company has advised the NYSE that it intends to cure the deficiency. Until the Compliance Date, subject to the NYSE’s discretion, the Company’s common stock will continue to be listed and traded on the NYSE under the symbol BPZ but will also be assigned the notation .BC after the listing symbol to signify the Company is not currently in compliance with the NYSE’s continued listing standards. In the event the Company fails to achieve compliance with the continued listing standards of Section 802.01C by the expiration of the six month cure period, the NYSE may commence suspension and delisting procedures.

A copy of the press release dated December 10, 2014 is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated December 10, 2014, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: December 12, 2014	By:	/s/ Richard S. Menniti
	Name:	Richard S. Menniti
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated December 10, 2014, and furnished with this report.